UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      October 25, 2004

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 2.02 Results of Operations and Financial Condition

     On October 25, 2004, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the third quarter ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 8.01  Other Informaiton

     Additional disclosures regarding the Company?s third quarter ended September 30, 2004:

     -Hotel occupancy at the Company?s Atlantis Casino Resort for the three months ended September 30, 2004 was 98.2%, unchanged when compared to the three months ended September 30, 2003. For the nine-month period ended September 30, 2004, the hotel occupancy was 95.9%, an improvement over the 94.3% during the same period of 2003.

     -The average daily room rate (?ADR?) at the Atlantis was $71.22 for the three months ended September 30, 2004, versus $64.48 for the three months ended September 30, 2003. For the nine months ended September 30, 2004, the ADR was $65.53, an improvement over the $58.93 ADR during the nine months ended September 30, 2003.

     -The decrease in depreciation expense during the third quarter of 2004 as compared to the third quarter of 2003 was mainly due to the fact that some of the assets from the Company?s previous major expansion had fully depreciated.

     -The increase in selling, general and administrative expenses during the third quarter ended September 30, 2004, was mainly attributable to increases in bonuses, insurance costs and other general operating expenses.


ITEM 9.01  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated October 25, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    October 26, 2004              By: /s/ Ben Farahi
                                              -------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

           MONARCH CASINO & RESORT, INC. ANNOUNCES ALL-TIME RECORDS
                   FOR THIRD QUARTER ENDED SEPTEMBER 30, 2004
                  - 9-MONTH EPS BEATS RECORD YEAR 2003 TOTAL -

RENO, NV?October 25, 2004? Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") announced its second successive all-time Company record for the quarter ended September 30, 2004. The Company?s net income, earnings per share, EBITDA (1), casino revenue, hotel revenue, and net revenue during the 2004 third quarter eclipsed all such previous quarterly results, including its previous record-setting second quarter ended June 30, 2004.

     Net income for the Company during the third quarter ended September 30, 2004, was $5,552,438, or $0.59 per diluted share. This marks a 51.5% improvement over net income of $3,665,814, and $0.39 per diluted share, in the third quarter ended September 30, 2003, and a 27.6% improvement over its previous record quarterly net income set in the second quarter of 2004. The Company?s nine-month earnings per share of $1.35 is a 32% improvement over the full year 2003 per share earnings of $1.02. EBITDA (1) for the third quarter was $10,858,147, or 23.4% better than the $8,797,634 EBITDA (1) from the third quarter last year.

     Revenues in all major categories increased significantly in the third quarter of 2004 year over year. Casino revenues were $22,642,767 compared to $19,893,383, an increase of 13.8%. Food and beverage revenues increased 5.9%, from $9,146,124 to $9,689,843. Hotel revenues also jumped significantly, from $6,259,807 to $7,021,432, a 12.2% increase. Other revenues decreased approximately $103,000, or 8.8%. The strong increases in casino, food and beverage and hotel revenues combined to increase the Company?s gross revenues by 10.8%. Promotional allowances increased only 6.7%, leading to an 11.5% improvement in net revenue during the 2004 third quarter over the 2003 third quarter. Operating expenses in the quarter ended September 30, 2004, increased only 3.9% as compared to the quarter ended September 30, 2003, resulting in a 42.4% increase in income from operations. The increase in revenues and smaller increase in operating expenses, combined with a 46.4% decrease in interest expense and stockholder guarantee fee expense, led to an impressive 51.5% increase in net income during the 2004 third quarter over the 2003 third quarter.

     Commenting on the Company?s all-time record quarter, John Farahi, its Chief Executive Officer and Co-Chairman, said: ?Obviously, we are very pleased about the record results once again. The increase in our revenues and operating margins are attributable to our superior product and service. All in all, about 52% of the additional revenue flowed through to the bottom line, resulting in a 5.4 percentage point increase in operating margin year over year to 25.1%, our best ever. I am extremely proud of all our team members? continuing efforts and valuable contributions. We continue to benefit from local population growth, constant physical improvement to the property, increases in convention bookings at the Reno-Sparks Convention Center and management?s continuous attention to detail.? Mr. Farahi later added: ?We are also very excited about our latest physical enhancement to the Atlantis, a new expansive paver driveway and entrance to the Atlantis that are accentuated with three colossal, show-controlled water fountains. The water feature and expanded driveway, which opened on September 30, 2004, is another distinguishing feature which will both provide a more customer efficient entrance to our resort and enhance our mystique as one of the premier hotel casinos in northern Nevada.?

     Continuing its trend of aggressively paying down debt, the Company reduced its bank debt by $6.5 million during the third quarter of 2004, and by $14.2 million for the first nine months of 2004. The Company?s long-term debt balance of $32.8 million at September 30, 2004, represented 95.6% of the Company?s trailing twelve months EBITDA (1).

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company?s financial results is included in the Company?s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                          Three Months Ended           Nine Months Ended
                                             September 30,                September 30,
                                      --------------------------    --------------------------
                                          2004          2003            2004          2003
                                      ------------  ------------    ------------  ------------
Revenues
  Casino............................. $ 22,642,767  $ 19,893,383    $ 63,490,456  $ 56,247,540
  Food and beverage..................    9,689,843     9,146,124      27,956,559    26,093,733
  Hotel..............................    7,021,432     6,259,807      18,974,036    16,483,022
  Other..............................    1,066,081     1,169,165       2,874,923     3,040,978
                                      ------------  ------------    ------------  ------------
     Gross revenues..................   40,420,123    36,468,479     113,295,974   101,865,273
  Less promotional allowances........   (5,359,370)   (5,021,786)    (15,035,242)  (14,178,582)
                                      ------------  ------------    ------------  ------------
     Net revenues....................   35,060,753    31,446,693      98,260,732    87,686,691
                                      ------------  ------------    ------------  ------------
Operating expenses
  Casino.............................    7,870,607     7,550,337      22,977,956    22,035,163
  Food and beverage..................    4,912,576     4,530,680      14,122,051    13,129,591
  Hotel..............................    1,949,466     1,846,802       6,006,341     5,231,101
  Other..............................      352,855       357,879       1,047,509       971,121
  Selling, general and
   administrative....................    9,117,102     8,363,361      25,972,178    24,478,855
  Depreciation and amortization......    2,047,706     2,611,621       7,687,196     7,928,450
                                      ------------  ------------    ------------  ------------
     Total operating expenses........   26,250,312    25,260,680      77,813,231    73,774,281
                                      ------------  ------------    ------------  ------------
     Income from operations..........    8,810,441     6,186,013      20,447,501    13,912,410
                                      ------------  ------------    ------------  ------------
Other expenses
  Interest expense...................     (333,483)     (372,063)     (1,125,121)   (1,244,145)
  Stockholder guarantee fee expense..           -       (250,334)       (136,164)     (792,613)
                                      ------------  ------------    ------------  ------------
     Total other expenses............     (333,483)     (622,397)     (1,261,285)   (2,036,758)
                                      ------------  ------------    ------------  ------------
     Income before income taxes......    8,476,958     5,563,616      19,186,216    11,875,652
Provision for income taxes...........    2,924,520     1,897,802       6,523,520     4,040,802
                                      ------------  ------------    ------------  ------------
     Net income...................... $  5,552,438  $  3,665,814    $ 12,662,696  $  7,834,850
                                      ============  ============    ============  ============

Earnings per share of common stock
   Net income
    Basic............................ $       0.59  $       0.39    $       1.35  $       0.84
    Diluted.......................... $       0.59  $       0.39    $       1.35  $       0.83

Weighted average number of common
   shares and potential common
   shares outstanding
    Basic..........................      9,388,922     9,339,567       9,368,824     9,379,446
    Diluted........................      9,408,872     9,373,006       9,397,211     9,411,771

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    September 30,     December 31,
                                                        2004             2003
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $   6,893,209    $   9,711,310
  Receivables, net................................      2,711,752        2,818,727
  Federal income tax refund receivable............             -           756,698
  Inventories.....................................      1,227,314        1,245,967
  Prepaid expenses................................      2,741,176        2,234,773
  Deferred income taxes...........................      1,071,457          542,457
                                                    -------------    -------------
     Total current assets.........................     14,644,908       17,309,932
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      7,060,680        6,304,642
  Furniture and equipment.........................     65,241,991       63,230,354
  Leasehold improvement...........................      1,200,000               -
                                                    -------------    -------------
                                                      166,024,652      162,056,977
  Less accumulated depreciation and amortization..    (67,575,337)     (63,618,047)
                                                    -------------    -------------
     Net property and equipment...................     98,449,315       98,438,930
                                                    -------------    -------------
Other assets, net.................................        429,495          128,263
                                                    -------------    -------------
     Total assets.................................  $ 113,523,718    $ 115,877,125
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $          -     $   6,059,591
  Accounts payable................................      6,234,682        8,407,887
  Accrued expenses................................      5,810,263        6,707,257
  Federal income taxes payable....................      1,390,981               -
                                                    -------------    -------------
     Total current liabilities....................     13,435,926       21,174,735

Long-term debt, less current maturities...........     32,800,000       41,125,000
Deferred income taxes.............................      5,639,426        4,854,587

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,405,224 outstanding at 09/30/2004,
   9,340,328 outstanding at 12/31/2003............         95,363           95,363
  Additional paid-in capital......................     17,219,376       17,432,635
  Treasury stock,
   131,051 shares at 09/30/2004, 195,947 shares
   at 12/31/2003, at cost.........................       (961,488)      (1,437,614)
  Retained earnings...............................     45,295,115       32,632,419
                                                    -------------    -------------
     Total stockholders' equity...................     61,648,366       48,722,803
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 113,523,718    $ 115,877,125
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                       Three Months Ended           Nine Months Ended
                                          September 30,               September 30,
                                     -----------------------     ------------------------
                                        2004        2003            2004         2003
                                     (unaudited) (unaudited)     (unaudited)  (unaudited)
                                     ----------- -----------     -----------  -----------
Net income.........................  $ 5,552,438  $3,665,814     $12,662,696   $7,834,850
Adjustments:
  Provision for income taxes.......    2,924,520   1,897,802       6,523,520    4,040,802
  Stockholder guarantee fee expense           -      250,334         136,164      792,613
  Interest expense.................      333,483     372,063       1,125,121    1,244,145
  Depreciation and amortization....    2,047,706   2,611,621       7,687,196    7,928,450
                                     ----------- -----------     -----------  -----------
EBITDA (1)                           $10,858,147  $8,797,634     $28,134,697  $21,840,860
                                     =========== ===========     ===========  ===========